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                                                                   Exhibit 10.14

                                  ALTICOR INC.
                             7575 Fulton Street East
                              Ada, Michigan, 49355


                                  March 5, 2003

Interleukin Genetics, Inc.
135 Beaver Street
Waltham, MA 02452

                                    GUARANTY

Ladies and Gentlemen:

         Pyxis Innovations Inc., a Delaware corporation, is a wholly owned subsidiary of Alticor Inc., a Michigan corporation ("Alticor").

         Contemporaneous with this letter, Interleukin Genetics, Inc., a Delaware corporation ("Interleukin"), is entering into a Stock Purchase Agreement with Pyxis, from which Alticor will derive substantial direct and indirect benefits.

         As a material inducement and condition for Interleukin entering into the Stock Purchase Agreement, Alticor hereby guarantees to Interleukin that Pyxis shall pay all amounts due, and perform all of its obligations if and when due under Article 2 and Section 5.2 of the Stock Purchase Agreement. This Guaranty is irrevocable and unconditional. If any of such obligations are not timely paid or performed by Pyxis, then Alticor shall pay or perform such obligations or cause such obligations promptly to be paid or performed for the benefit of Interleukin. Interleukin need not take any steps to recover funds from or compel performance of Pyxis prior to taking action against Alticor under this Guaranty (provided Interleukin shall notify Alticor reasonably in advance of taking such action), and Interleukin may proceed against Alticor and recovery may be had against Alticor without first pursuing or exhausting any claims or remedies against Pyxis. Except as set forth in the prior sentence, Alticor hereby expressly waives notice of nonpayment, nonperformance and any other notice rights.

         Alticor has all requisite power and authority to execute and deliver this letter agreement and to perform its obligations set forth in this letter, and Pyxis has all requisite power and authority to execute and deliver and to perform its obligations under the Stock Purchase Agreement.

         Any notice made pursuant to this Guaranty shall be in writing and delivered by facsimile transmission and overnight delivery service to: (i) if to Alticor, Alticor, Inc., 7575 Fulton Street East, Ada, Michigan 49355 (Attention:
Chief Financial Officer) with concurrent copy to General Counsel and Michael P. Lunt, Warner Norcross & Judd LLP, 111 Lyon Street NW, Suite 900, Grand Rapids, Michigan 49503; and (ii) if to Interleukin, Interleukin Genetics, Inc., 135 Beaver Street, 2nd Floor, Waltham, MA 02452 (Attention: Chief Financial Officer) and with concurrent copy to Stanford N. Goldman, Jr., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One
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March 5, 2003
Page 2

Financial Center, Boston, MA 02111. This Agreement may be amended and waived only be a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance, provided that with respect to Interleukin, such amendment or waiver shall be accompanied by an authorizing certificate affirmatively signed by each member of Interleukin's Board of Directors. No delay on the part of each party on exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, or any single or partial exercise of any such right, preclude any further exercising thereof or any other such right. This Guaranty shall be governed and construed in accordance with the laws of the State of Michigan.

         If the foregoing accurately sets forth your understanding and agreement, please execute this letter in the space provide below, whereupon this letter shall become a binding agreement between us.

                                                     ALTICOR INC.


                                                     By: /s/ Beto Guajardo
                                                         -------------------
                                                     Name:  Beto Guajardo
                                                     Title: Vice President


Accepted and agreed as of this fifth day of March, 2003:

INTERLEUKIN GENETICS, INC.


By: /s/  Philip R. Reilly
    -----------------------
Name:  Philip R. Reilly
Title: Chief Executive Officer